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                                                                     EXHIBIT 3.2

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           FIRST STATE BANCORPORATION


     Pursuant to the provisions of Section 53-13-4 of the New Mexico Business Corporation Act (Chapter 53, Articles 11 through 18 NMSA 1978), FIRST STATE BANCORPORATION hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I.

     The name of the corporation is FIRST STATE BANCORPORATION (the "Company").

                                  ARTICLE II.

     The following amendment to the Company's articles of incorporation was adopted by the shareholders of the Company on June 6, 1997, in the manner prescribed by the New Mexico Business Corporation Act:

                                   Article 4

          Section 4.1 Authorized Shares. The total number of shares that the
                      -----------------
     corporation shall have authority to issue is twenty-one million (21,000,000) shares, of which twenty million (20,000,000) shares shall be common stock, no par value and one million (1,000,000) shares shall be preferred shares as determined pursuant to Section 4.3 hereof.

                                  ARTICLE III

     The number of shares of the Company's common stock outstanding on June 6, 1997, was 2,553,380 and the number of shares entitled to vote on the amendment was 2,553,380. No shares of any class were entitled to vote as a class.
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                                  ARTICLE IV.

     The number of shares voted for the amendment was 2,070,783. The number of shares voted against the amendment was 26,894.

     DATED: October 2, 1997

                                    FIRST STATE BANCORPORATION



                                    By:  /s/ Michael Stanford
                                       -------------------------------
                                       Michael Stanford, President


                                    By:  /s/ H. Patrick Dee
                                       -------------------------------
                                       H. Patrick Dee, Secretary


     Under the penalty of perjury, the undersigned declares that the foregoing document executed by the corporations and that the statements contained therein are true and correct to the best of my knowledge.


                                         /s/ Michael Stanford
                                       -------------------------------
                                       Michael Stanford